UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2021

LEGACY EDUCATION ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55790	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1490 N.E. Pine Island Road, Suite 5D Cape Coral, Florida	33909
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 542-0643

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Debenture, Warrant and Guaranty Agreements

On March 8, 2021 Legacy Education Alliance, Inc., a Nevada corporation (the “Company”) issued a Senior Secured Convertible Debenture (“Debenture”) to Legacy Tech Partners, LLC (“LTP”) a Delaware limited liability company. The Debenture accrues interest at a rate of 10% and is due on the earlier of the occurrence of certain liquidity events with respect to the Company and March 8, 2022. The Debenture may be converted at any time after the issue date into shares of the Company’s Common Stock (the “Conversion Shares”) at a price equal to $0.05 per share. Together with each Conversion Share a warrant will be issued with a strike price of $0.05 per share and an expiration date of March 8, 2026 (the “Warrants”). LTP has an obligation to lend the Company an additional $625,000 under the same terms prior to March 9, 2022, and an option to fund an additional $4 million under the same terms prior to March 8, 2024. LTP also as the option to extend the maturity date of each loan it makes to the Company, including the initial loan of $375,000 for a term not to exceed four years from the original maturity date of that loan. The Debenture is secured by a lien on all the Company’s assets. The Company’s U.S. subsidiaries entered into Guaranties on March 9, 2021 in favor of LTP under which such subsidiaries guaranteed the Company’s obligations under the Debenture and granted LTP a lien on all assets of such subsidiaries.

The use of proceeds from the Debenture will be to extinguish liabilities of the Company and to fund the development of the EdTech (as defined below) business.

The Warrants will not be listed for trading on any national securities exchange. The Warrants and the shares issuable upon conversion of the Debenture are not being registered under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate number of shares issuable upon conversion of the Debenture and upon the exercise of the Warrants may not exceed 19.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares upon conversion of the Debenture and the exercise of the Warrants.

The foregoing descriptions of the material terms of the Debenture, Guaranty Agreements and Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Debenture, the form of Guaranty Agreement and the form of Warrant, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michel Botbol as Director, Chairman of the Board and Chief Executive Officer. Effective March 8, 2021, the Company’s Board of Directors (the “Board”) elected Michel Botbol, 61, as a Director, Chairman of the Board, and Chief Executive Officer of the Company. Prior to joining the company Mr. Botbol served as President of New York at Frosch International Travel, Inc. Prior to joining Frosch, Mr. Botbol was the President and Head of International at Travel and Transport. Travel and Transport acquired Ultramar in 2012, where Mr. Botbol had served in various roles, including COO and CFO. Under Mr. Botbol’s leadership, Ultramar’s revenue increased from under $70 mm to over $800 mm. Prior to Ultramar he held executive positions with the Danone Group in IT, sales, strategic planning and finance. As CFO and VP of customer service of Danone Waters of North America, Mr. Botbol grew sales from $250 mm to $800 mm via both organic and strategic M&A and led all merger and integration efforts. Mr. Botbol received a MS from Ecole Centrale Nantes and an Executive MBA from Insead School of Business. There are no family relationships between Mr. Botbol and any director or executive officer of the Company, and [Mr. Botbol is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.]

Appointment of James E. May as General Counsel. On March 8, 2021, the Board appointed Mr. May, 63, as General Counsel of the Company, a position he held prior to his appointment as Interim CEO of the Company in January 2019. Upon the assumption of his position as General Counsel, Mr. May resigned as Director and Chief Executive Officer. Mr. May was appointed as Interim Chief Executive Officer of the Company on January 15, 2019 and as Chief Executive Officer on June 7, 2019. Mr. was appointed to the Board on February 4, 2019. Mr. May previously served as the Chief Administrative Officer of the Company’s predecessor since September 2009, and as the General Counsel of the Company’s predecessor since May 2009. Mr. May joined the Company in June 2007 as Assistant General Counsel. Prior to joining the Company, he held the position of Associate General Counsel with Gateway Computers, and Vice President, Deputy General Counsel with Blockbuster Videos, Inc. Mr. May will continue to provide services under the terms of his September 2017 employment agreement at an annual salary of $180,000. There are no family relationships between Mr. May and any director or executive officer of the Company, and Mr. May is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Michel Botbol Employment Agreement

On March 9, 2021, the Company entered into an employment agreement (the “Employment Agreement”) with Michel Botbol, its Chief Executive Officer, for no specific term. The Employment Agreement provides Mr. Botbol with the following compensation and benefits:

●	Annual base salary of no less than $200,000, which will increase to $260,000 upon the earlier to occur of the Spin Off (as defined below) or September 1, 2021, subject to periodic review and adjustment by the Board or the Compensation Committee of the Board;

●	Participation in any annual or long-term bonus or incentive plans maintained by the Company for its senior executives;

●	Participation in any stock option, stock ownership, stock incentive or other equity-based compensation plans maintained by the Company for its senior executives; and

●	Participation in all compensation or employee benefit plans or programs, and all benefits or perquisites, for which any member of the Company’s senior management is eligible under any existing or future Company plan or program;

The Employment Agreement further provides that if the Board determines that Mr. Botbol has engaged in gross negligence or willful misconduct in a manner that caused or contributed to the need for a material restatement of the Company’s financial results, and if the performance-based compensation paid under the Employment Agreement would have been lower if based on such restated results, then the Board and the Company may seek recoupment from Mr. Botbol of any portion of such performance-based compensation deemed appropriate.

Mr. Botbol’s employment may be terminated by either party at any time. If Mr. Botbol’s employment is terminated (i) other than for cause or (ii) upon Mr. Botbol’s death, permanent disability, or voluntary resignation, Mr. Botbol will be entitled to receive (i) any unearned and unpaid base salary and annual incentive compensation that has accrued but is paid as of the date of termination, (ii) a pro rata portion of any annual incentive compensation that Mr. Botbol would have been entitled to receive and, (iii) a separation benefit in an amount equal to twenty-six (26) weeks of base salary payable in biweekly installments. If Mr. Botbol’s employment is terminated other than for cause or due to his voluntary resignation within 18 months of a “change in control” event, he will be entitled to receive (i) any unearned and unpaid base salary and annual incentive compensation that has accrued but is paid as of the date of termination, (ii) a separation benefit in an amount equal to one year of base salary payable in lump sum. Mr. Botbol’s entitlement to receive any separation benefit described in this paragraph is conditioned on Mr. Botbol executing a general release satisfactory to the Company.

Under the terms of the Employment Agreement, Mr. Botbol will be subject to certain confidentiality, non-solicitation, and other restrictive covenants described in the Agreement.

The preceding description of the Employment Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On February 11, 2021 the Company entered into a non-binding term sheet with LTP. In addition to the Debenture and related documents, the term sheet anticipates entering into a share purchase agreement whereby LTP will acquire for nominal consideration the existing business, assets and liabilities of the Company (the “Spin-Off”), while the Company will enter into a license agreement with LTP to retain rights with respect to certain of its intellectual property for the benefit of building an Education Technology (“EdTech”) business. This transaction will be subject to stockholder and regulatory approval and other conditions.

The preceding description of the non-binding term sheet is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the non-binding term sheet, a copy of which is being filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Senior Secured Convertible Debenture Agreement dated March 8 2021
10.2	Form of Guaranty
10.3	Form of Warrant
10.4	Employment Agreement dated March 9, 2021 between Legacy Education Alliance Inc. and Michel Botbol
10.5	Non-binding Term Sheet, dated February 11, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY EDUCATION ALLIANCE, INC.

Date: March 12, 2021	By:
Name: Michel Botbol
Title: Chief Executive Officer

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